(ARTHUR ANDERSEN LETTERHEAD)


March 27, 1997                                        Arthur Andersen LLP

Securities and Exchange Commission                    101 Eisenhower Parkway
Mail Stop 9-5                                         Roseland, NJ 07068-1099
450 Fifth Street, N.W.                                201-403-6100
Washington, D.C. 20549


Dear Sirs/Madams:

We have read the statements made by SVB Financial Services, Inc., which we understand will be filed with the Commission on March 31, 1997, pursuant to Item 9 of Form 10-K. We agree with the statements concerning our firm in such Form 10-K.




Very truly yours,


ARTHUR ANDERSEN LLP

PB

Copy to:
Mr. Keith B. McCarthy
Executive Vice President
SVB Financial Services, Inc.
103 West End Avenue
Somerville, New Jersey  08876